EXHIBIT 99.1

PRIVET FUND LP
50 OLD IVY RD, SUITE 230
ATLANTA, GA 30342
(404) 419-2670

March 2, 2011

BY FAX AND OVERNIGHT DELIVERY

StarTek, Inc.
44 Cook Street, 4th Floor
Denver, CO 80206
Attention:  David Gomez, Corporate Secretary

Re:       Notice of Nomination of Persons for Election as Directors

Dear Mr. Gomez,

Privet Fund LP, a Delaware limited partnership (“Privet”), is the beneficial owner of a total of 269,732 shares of the Common Stock, $.01 par value per share (“Common Stock”), of StarTek, Inc. (the “Company”), of which 100 shares are held of record directly by Privet.

In accordance with Article 2, Section 7 of the Company’s Bylaws, we are submitting this letter to nominate Messrs. Ben Rosenzweig, Ryan Levenson and Robert Sheft (the “Nominees”) for election as directors at the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”).

As required by Article 2, Section 7 of the Company’s Bylaws, we hereby advise you that:

1.	Our name and address is set forth above; the names and addresses of the Nominees are set forth on Schedule A attached hereto.

2.
Privet represents that, as of the date hereof, (i) it is the beneficial owner of 269,732 shares of Common Stock of the Company entitled to vote for the election of directors (of which 100 shares are held of record), (ii) it does not have any rights to acquire Common Stock other than as set forth herein, (iii) it undertakes to continue to hold its shares of Common Stock through the record date for the Annual Meeting; and (iv) it intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees in the event the Company does not accept the Nominees as nominees of the Board of Directors.

StarTek, Inc.
March 2, 2011

3.
The information regarding each of the Nominees that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Company’s Board of Directors, is set forth on Schedule A hereto.

4.	The consents of each of the Nominees to be named as nominees in any proxy statement referred to above and to serve as a Director of the Company, if so elected, are attached hereto.

In the event any of the Nominees are elected to the Board, we may seek to have the costs of the nomination and, if applicable, solicitation of proxies reimbursed by the Company. If such reimbursement is approved by the Board of Directors, stockholder approval would not be required.

In the event you believe we have failed to provide the information required under the Company’s Bylaws, please contact us immediately.  Unless we hear from you otherwise, we will assume that this notice has been accepted by the Company as timely and in compliance with the Company’s Bylaws.

If you have any questions regarding this material, please contact Rick Miller (404-572-6787) or Eliot Robinson (404-572-6785) of Bryan Cave LLP.

Kindly sign the enclosed copy of this letter and return it to us in the enclosed envelope to acknowledge receipt.

Very truly yours,

PRIVET FUND LP,

By:	PRIVET FUND MANAGEMENT LLC,
Managing Partner of Privet Fund LP
/s/ Ryan Levenson
Ryan Levenson
Title: Sole Manager

StarTek, Inc.
March 2, 2011

Receipt of a copy of the
foregoing letter is acknowledged.

STARTEK, INC.

By:
Name:
Title:

Cc           Rick Miller, Bryan Cave LLP
Eliot W. Robinson, Bryan Cave LLP

SCHEDULE A

PRIVET FUND LP

DIRECTOR NOMINATION PACKET

1.	Nominee Information and Consents

1.1	Ryan Levenson

1.2	Ben Rosenzweig

1.3	Robert Sheft

2.	Stock Ownership Information

1.	Stockholder Nominee Information

1.1	Information Required of Ryan Levenson

(a)	Identification of Nominee.

(i)	Full name: Ryan James Levenson

(ii)	Business Address: 50 Old Ivy Rd, Suite 230, Atlanta, GA 30342

(iii)	Age: 35

(b)
Employment and Business History.   Mr. Levenson is currently Principal and Managing Member of Privet Fund Management LLC, an investment firm, since its founding in February 2007.  Mr. Levenson  also currently serves as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation (NASDAQ: MIDD), a commercial foodservice equipment manufacturer with a market capitalization of approximately $1.5 billion.  Prior to founding Privet Fund Management LLC in February, 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company since 2003. Prior to MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn’s long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity. Mr. Levenson began his career as an analyst for CJS Securities. Mr. Levenson graduated from Vanderbilt University.

(c)
Directorships.  In the last five years, except as set forth in paragraph (b) above, Mr. Levenson has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or in any company registered as an investment company under the Investment Company Act of 1940.

(d)
Qualifications.  Privet believes that Mr. Levenson’s significant experience, expertise and background with regard to financial matters and board-level experience, will allow Mr. Levenson to bring valuable expertise to the Company’s Board of Directors.

(e)
Relationship with the Company.  Mr. Levenson has not previously been employed or held any other positions or offices or been party to any employment agreement, arrangements, transactions or other relationships with the Company or any parent, subsidiary or other affiliate of the Company.

(i)	To the best of Mr. Levenson’s knowledge, he is not related by blood, marriage or adoption to any director, employee or nominee to become a director or officer of the Company.

(ii)
Mr. Levenson is not an “interested person” under section 2(a)(19) of the Investment Company Act of 1940 and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).

(f)
Stock Ownership.  As of the date hereof, Mr. Levenson is not, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act of 1934) of any securities of the Company, other than the 269,732 shares of Common Stock owned by Privet.  Privet Fund Management LLC is the Managing Partner of Privet and Mr. Levenson is the sole Managing Member of Privet Fund Management LLC. Accordingly, Mr. Levenson may be deemed to hold shared voting and dispositive power with respect to the shares owned by Privet and to be a beneficial owner of such shares.

(g)
Group Activities.  Mr. Levenson is not part of any committee or group which has solicited proxies for the election of directors of the Company.  Mr. Levenson is not party to any agreement to purchase, sell, hold or vote securities of the Company other than by virtue of his affiliation with Privet.

(h)	Financing Arrangements. No arrangements exist for the financing of Mr. Levenson as a nominee for director of the Company.

(i)	Legal Proceedings. During the last ten years:

(i)
No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, no order for relief has been entered in a bankruptcy case involving, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of (a) Mr. Levenson, (b) any partnership in which Mr. Levenson was a general partner, or (c) any corporation or business association of which Mr. Levenson was an executive officer at or within two years before the time of such filing.

(ii)
Mr. Levenson has not been convicted in a civil or criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and other minor offenses, or involved in a judicial or administrative proceeding resulting from involvement in mail or wire fraud in connection with any business entity in which Mr. Levenson was directly involved.

(iii)
Mr. Levenson has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court or federal or state authority permanently or temporarily enjoining or limiting him from the following activities or being associated with persons engaged in any such activities:

(1)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)	engaging in any type of business practice; or

(3)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

(iv)
Mr. Levenson has not been found by a court in a civil action or by the SEC to have violated any federal or state securities law where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.

(v)
Mr. Levenson has not been found by a court in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law where the judgment in such civil action or finding by the Commodities Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(vi)
Mr. Levenson has not been subject to any disciplinary sanctions or orders imposed by a self-regulatory organization, any registered entity under the Commodity Exchange Act or any equivalent exchange, association, entity or organization.

(vii)
Mr. Levenson is not currently and has not been a party to any material legal proceedings to which the Company or any of its subsidiaries is a party, of which any of their property is the subject or in which Mr. Levenson has a material interest adverse to the Company or any of its subsidiaries.

(j)
Compensation from Company.  Neither Mr. Levenson nor any associate or immediate family member has had an employment contract with or received any form of compensation, including plan and non-plan compensation, during the last three years from any person for services rendered in any capacities to the Company and its subsidiaries.

(k)
Nominee Interest in Matters to be Acted Upon.  Mr. Levenson does not have any substantial interest, direct or indirect, in any matter to be acted upon, other than election to office, and except for any interest arising from the ownership of securities of the Company where Mr. Levenson receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class.

(l)	Arrangements Relating to the Solicitation. Mr. Levenson was not selected as a nominee for director pursuant to any contract, arrangement or understanding with any person or company.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

CONSENT OF RYAN LEVENSON TO SERVE AS DIRECTOR

I hereby consent to being named as a nominee for election as a Director of StarTek, Inc. in any notice or proxy statement published by StarTek, Inc. or Privet Fund LP in connection with the election of directors at the 2011 annual meeting of stockholders of StarTek, Inc., to be nominated for election at such meeting and to serve as a director of StarTek, Inc. if so elected.
/s/ Ryan Levenson
Ryan Levenson
Date:	March 2, 2011

1.2          Information Required of Ben Rosenzweig

(a)	Identification of Nominee.

(i)	Full name: Benjamin Lee Rosenzweig

(ii)	Business Address: 50 Old Ivy Rd, Suite 230, Atlanta, GA 30342

(iii)	Age: 25

(b)
Employment and Business History.   Mr. Rosenzweig is currently an Analyst at Privet Fund Management LLC, an investment firm.   Prior to joining Privet Fund Management LLC in September 2008, Mr. Rosenzweig served as an Investment Banking Analyst in the Corporate Finance group of Alvarez and Marsal since June 2007, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and advisory engagements across several industries.   Mr. Rosenzweig was previously employed at Banc of America Securities and UBS.  Mr. Rosenzweig graduated magna cum laude from Emory University in May 2007 with a Bachelor of Business Administration degree in Finance and a Bachelor of Arts in Economics.

(c)
Directorships.  In the last five years, Mr. Rosenzweig has not held any directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or in any company registered as an investment company under the Investment Company Act of 1940.

(d)
Qualifications.  Privet believes that Mr. Rosenzweig’s experience, background and financial expertise, including extensive involvement with capital markets transactions and turnaround situations, will allow Mr. Rosenzweig to bring valuable expertise to the Company’s Board of Directors.

(e)
Relationship with the Company.  Mr. Rosenzweig has not previously been employed or held any other positions or offices or been party to any employment agreement, arrangements, transactions or other relationships with the Company or any parent, subsidiary or other affiliate of the Company.

(i)	To the best of Mr. Rosenzweig’s knowledge, he is not related by blood, marriage or adoption to any director, employee or nominee to become a director or officer of the Company.

(ii)
Mr. Rosenzweig is not an “interested person” under section 2(a)(19) of the Investment Company Act of 1940 and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

(f)	Stock Ownership. Mr. Rosenzweig is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act of 1934) of 5,750 shares of Common Stock of the Company.

(g)
Group Activities.  Mr. Rosenzweig is not part of any committee or group which has solicited proxies.  Mr. Rosenzweig is not part of any agreement to purchase, sell, hold or vote securities of the Company other than by virtue of his affiliation with Privet.

(h)	Financing Arrangements. No arrangements exist for the financing of Mr. Rosenzweig as a nominee for director of the Company.

(i)	Legal Proceedings. During the last ten years:

(i)
No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, no order for relief has been entered in a bankruptcy case involving, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of (a) Mr. Rosenzweig, (b) any partnership in which Mr. Rosenzweig was a general partner, or (c) any corporation or business association of which Mr. Rosenzweig  was an executive officer at or within two years before the time of such filing.

(ii)
Mr. Rosenzweig has not been convicted in a civil or criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and other minor offenses, or involved in a judicial or administrative proceeding resulting from involvement in mail or wire fraud in connection with any business entity in which Mr. Rosenzweig was directly involved.

(iii)
Mr. Rosenzweig has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court or federal or state authority permanently or temporarily enjoining or limiting him from the following activities or being associated with persons engaged in any such activities:

(1)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)	engaging in any type of business practice; or

(3)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

(iv)
Mr. Rosenzweig has not been found by a court in a civil action or by the SEC to have violated any federal or state securities law where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.

(v)
Mr. Rosenzweig has not been found by a court in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law where the judgment in such civil action or finding by the Commodities Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(vi)
Mr. Rosenzweig has not been subject to any disciplinary sanctions or orders imposed by a self-regulatory organization, any registered entity under the Commodity Exchange Act or any equivalent exchange, association, entity or organization.

(vii)
Mr. Rosenzweig is not currently and has not been a party to any material legal proceedings to which the Company or any of its subsidiaries is a party, of which any of their property is the subject or in which Mr. Rosenzweig has a material interest adverse to the Company or any of its subsidiaries.

(j)
Compensation from Company.  Neither Mr. Rosenzweig nor any associate or immediate family member has had an employment contract with or received any form of compensation, including plan and non-plan compensation, during the last three years from any person for services rendered in all capacities to the Company and its subsidiaries.

(k)
Nominee Interest in Matters to be Acted Upon.  Mr. Rosenzweig  does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than election to office, and except for any interest arising from the ownership of securities of the Company where Mr. Rosenzweig receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class.

(l)	Arrangements Relating to the Solicitation. Mr. Rosenzweig was not selected as a nominee for director pursuant to any contract, arrangement or understanding with any person or company.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

CONSENT OF BEN ROSENZWEIG TO SERVE AS DIRECTOR

I hereby consent to being named as a nominee for election as a Director of StarTek, Inc. in any notice or proxy statement published by StarTek, Inc. or Privet Fund LP in connection with the election of directors at the 2011 annual meeting of stockholders of StarTek, Inc., to be nominated for election at such meeting and to serve as a director of StarTek, Inc. if so elected.
/s/ Ben Rosenzweig
Ben Rosenzweig
Date:	March 2, 2011

1.3           Information Required of Robert Sheft

(a)	Identification of Nominee.

(i)	Full name: Robert Sheft

(ii)	Business Address: 1691 Sands Place, Suite A, Marietta, GA 30067

(iii)	Age: 49

(b)
Employment and Business History.  Mr. Sheft is currently a Managing Director at Roark Capital Group and has been with Roark since April 2007.  Mr. Sheft also currently serves as a Trustee of Pace Academy in Atlanta and is the founder, President and Chief Executive Officer of Simply Floored LLC, an innovative flooring company offering shop-at-home services.  Mr. Sheft served as a director of Marathon Acquisition Corp., a public special purpose acquisition corporation, from July 2006 until its acquisition in August 2008.  Prior to starting Simply Floored, Mr. Sheft was the founder, President and Chief Executive Officer of RMA Home Services, Inc., which was acquired by The Home Depot in December 2003 to create a platform for in-home sales. Mr. Sheft built RMA into one of the largest providers of installed siding and window services in the country, with revenues of over $200 million, serving customers in over 1,000 Home Depot stores nationwide, with over 1,200 associates operating out of 22 branch offices and a support center in Atlanta. Prior to founding RMA, Mr. Sheft spent five years as a Managing Director in charge of Merchant Banking at First Southwest. He began his career as an attorney in the mergers and acquisitions practice of Skadden, Arps, Slate, Meagher & Flom. Mr. Sheft graduated Magna Cum Laude with a B.S. in Finance from the University of Pennsylvania’s Wharton School and as a James Kent Scholar from the Columbia University School of Law.

(c)
Directorships.  In the last five years, except as set forth in paragraph (b) above, Mr. Sheft has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or in any company registered as an investment company under the Investment Company Act of 1940.

(d)
Qualifications.  Privet believes that Mr. Sheft’s experience, background and financial expertise, including extensive experience founding, developing and managing companies, will allow Mr. Sheft to bring valuable expertise to the Company’s Board of Directors.

(e)
Relationship with the Company.  Mr. Sheft has not previously been employed or held any other positions or offices or been party to any employment agreement, arrangements, transactions or other relationships with the Company or any parent, subsidiary or other affiliate of the Company.

(i)	To the best of Mr. Sheft’s knowledge, he is not related by blood, marriage or adoption to any director, employee or nominee to become a director or officer of the Company.

(ii)
Mr. Sheft is not an “interested person” under section 2(a)(19) of the Investment Company Act of 1940 and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

(f)	Stock Ownership. Mr. Sheft does not own, beneficially (as defined in Rule 13d-3 under the Exchange Act of 1934) or otherwise, any shares of Common Stock of the Company.

(g)	Group Activities. Mr. Sheft is not part of any committee or group which has solicited proxies. Mr. Sheft is not part of any agreement to purchase, sell, hold or vote securities of the Company.

(h)	Financing Arrangements. No arrangements exist for the financing of Mr. Sheft as a nominee for director of the Company.

(i)	Legal Proceedings. During the last ten years:

(i)
No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, no order for relief has been entered in a bankruptcy case involving, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of (a) Mr. Sheft, (b) any partnership in which Mr. Sheft was a general partner, or (c) any corporation or business association of which Mr. Sheft was an executive officer at or within two years before the time of such filing.

(ii)
Mr. Sheft has not been convicted in a civil or criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and other minor offenses, or involved in a judicial or administrative proceeding resulting from involvement in mail or wire fraud in connection with any business entity in which Mr. Sheft was directly involved.

(iii)
Mr. Sheft has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court or federal or state authority permanently or temporarily enjoining or limiting him from the following activities or being associated with persons engaged in any such activities:

(1)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)	engaging in any type of business practice; or

(3)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

(iv)
Mr. Sheft has not been found by a court in a civil action or by the SEC to have violated any federal or state securities law where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.

(v)
Mr. Sheft has not been found by a court in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law where the judgment in such civil action or finding by the Commodities Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(vi)
Mr. Sheft has not been subject to any disciplinary sanctions or orders imposed by a self-regulatory organization, any registered entity under the Commodity Exchange Act or any equivalent exchange, association, entity or organization.

(vii)
Mr. Sheft is not currently and has not been a party to any material legal proceedings to which the Company or any of its subsidiaries is a party, of which any of their property is the subject or in which Mr. Sheft has a material interest adverse to the Company or any of its subsidiaries.

(j)
Compensation from Company.  Neither Mr. Sheft nor any associate or immediate family member has had an employment contract with or received any form of compensation, including plan and non-plan compensation, during the last three years from any person for services rendered in all capacities to the Company and its subsidiaries.

(k)
Nominee Interest in Matters to be Acted Upon.  Mr. Sheft does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than election to office.

(l)	Arrangements Relating to the Solicitation. Mr. Sheft was not selected as a nominee for director pursuant to any contract, arrangement or understanding with any person or company.

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CONSENT OF ROBERT SHEFT TO SERVE AS DIRECTOR

I hereby consent to being named as a nominee for election as a Director of StarTek, Inc. in any notice or proxy statement published by StarTek, Inc. or Privet Fund LP in connection with the election of directors at the 2011 annual meeting of stockholders of StarTek, Inc., to be nominated for election at such meeting and to serve as a director of StarTek, Inc. if so elected.
/s/ Robert Sheft
Robert Sheft
Date:	March 2, 2011

2.           Stock Ownership Information

1.2	Each Nominee’s ownership of the Company’s stock is as follows:

Stockholder	Shares Owned	Title and Class	Nature of Ownership	Percent of Class1
Ryan Levenson	269,732	Common Stock	Mr. Levenson holds shared voting and dispositive power of the shares as Managing Member of Privet Fund Management LLC, the Managing Partner of Privet Fund LP.	1.785%
Ben Rosenzweig	5,750	Common Stock	Sole voting and dispositive power.	0.038%
Robert Sheft	0	N/A	N/A	N/A
1 Calculated based on 15,107,515 total shares of Common Stock outstanding as of October 15, 2010, derived from the Company’s latest 10-Q dated 10/29/2010.